SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLORIDA PUBLIC UTILITIES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(I)(1)and 0-11.

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FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2004

April 21, 2004

To the Common Shareholders of

FLORIDA PUBLIC UTILITIES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Florida Public Utilities Company will be held at the Corporate Headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, May 25, 2004, at 11:00 A.M., local time, for the following purposes:

1.

Election of two directors;

2.

Ratification of the appointment of BDO Seidman, LLP, as auditors;

3.

To consider and vote upon a proposal to approve and adopt an amendment to the Company’s Certificate of Reincorporation, to increase the number of authorized shares of Common Stock from 6,000,000 to 10,000,000 shares; and

4.

Such other matters as may properly come before the meeting or any adjournment thereof.

Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement, which is hereby made a part of this notice.

Only the holders of record of common stock at the close of business on April 1, 2004 will be entitled to vote at the meeting or any adjournment thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.

By order of the Board of Directors,

/s/George M. Bachman

George M. Bachman

Secretary

FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2004

---------------------

April 21, 2004

PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, May 25, 2004, and at any adjournment thereof.  A shareholder who gives a proxy retains the right to revoke it any time before it is voted and such revocation is not limited or subject to compliance with any formal procedure. A proxy when given and not so revoked will be voted.  This Proxy Statement and the accompanying proxy are being mailed to shareholders commencing on or about April 21, 2004.

The cost of soliciting proxies is to be borne by the Company.  The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's employees without compensation therefore.

STOCK OUTSTANDING AND VOTING RIGHTS

As of April 1, 2004, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 3,931,438 shares of common stock, $1.50 par value, the only class of stock of the Company outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.  Only shareholders of record at the close of business on April 1, 2004, the record date, will be entitled to vote at the Annual Meeting or any adjournment thereof.  Assuming a quorum is present, either in person or by proxy, a plurality of the votes cast is required for election of directors and a majority of outstanding shares is required for the proposal to amend the Certificate of Reincorporation.  All other proposals to come before the Annual Meeting will be approved if the number of votes cast in favor of the proposal, exceed the number of votes cast against the proposal.  Therefore, any shares of common stock that are not voted at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have the effect of votes against the proposal to amend the Certificate of Reincorporation but will have no effect on the election of directors or on any other proposals to come before the Annual Meeting.

BUSINESS OF THE MEETING

Proposal 1:

Election of Directors

To be elected for term ending in 2007:

Richard C. Hitchins, President of R.C. Hitchins & Co., P.A.

Rudy E. Schupp, President & Chief Executive Officer of 1st United Bank

NOMINEES AND CONTINUING DIRECTORS

Two directors are to be elected for terms expiring at the Annual Meeting in 2007 or when their respective successors are duly elected and qualified. There are no arrangements or understandings between any director and any other person pursuant to which the director was elected.

The shares represented by the proxies which are executed and returned will be voted at the Annual Meeting for the election, as directors, of the nominees named in the table set forth below unless authority to vote for the nominees is expressly withheld.

Should either of the nominees become unavailable for any reason (which is not anticipated), the proxies (except for those marked to the contrary) may be voted for such other person or persons as may be selected by the Board of Directors of the Company.

As of April 1, 2004, the nominees for directors and directors whose terms of office as directors will continue after the Annual Meeting beneficially owned common stock of the Company in the amounts set forth opposite their names (such ownership being as reported by these individuals to the Company).

Nominee or Identity of Group,			Securities Owned
Principal Occupation for		First	Shares of Common Stock
Last Five Years and Other Directorships Held (a)	Age	Became a Director	Beneficial Ownership	Percent Of Class

TO BE ELECTED FOR TERM ENDING IN 2007
Richard C. Hitchins (1)(2)	58	1995	2,958	Less than 1%
President of R. C. Hitchins & Co., P.A., a CPA firm West Palm Beach, Florida since 1983

Rudy E. Schupp (1)(2)(4)	53	1998	1,733	Less than 1%
President & CEO of 1st United Bank, 2003;
Director – 1st United Bancorp and 1st United Bank
Investment Banker, 2002;
Management Consultant, Formerly
Chairman of Florida Banking – Wachovia 2001;
Chairman and Chief Executive Officer of
Republic Security Bank, 2000 and Prior

TO CONTINUE IN OFFICE UNTIL 2005
Paul L. Maddock, Jr. (1)(2)(3)	54	1998	25,477	Less than 1%
President of Palamad Development Co.
Palm Beach, Florida since 1986

TO CONTINUE IN OFFICE UNTIL 2006
John T. English (4)	60	1994	16,461	Less than 1%
President and Chief Executive Officer since 1998; President since 1997

Ellen Terry Benoit (3)	52	2001	196,040	4.99%
Investor
Palm Beach, Florida

(a) None of the above positions or companies associated with the Directors, with the exception of Mr. English, are affiliated with the registrant. All of the above are also directors of Flo-Gas Corporation, a wholly-owned subsidiary, of which Mr. English is the President and Chief Executive Officer.

NOTES:

(1)  Member of Audit Committee: Richard C. Hitchins, Chairman

(2)  Member of Compensation Committee: Rudy E. Schupp, Chairman

(3)  Member of Nominating and Corporate Governance Committee: Paul L. Maddock, Jr., Chairman.

(4)  Member of Executive Committee: John T. English, Chairman

BOARD OF DIRECTORS AND COMMITTEES

During 2003 the directors held six meetings. All of the directors attended at least 75% of the meetings of the Board of Directors (“Board”) and the committees on which they served.

Each director who is not also an officer or employee of the Company receives an annual retainer in the form of shares of the Company's common stock equal to $7,000 based on the average of 12 month-end closing prices and a cash retainer of $5,000.  In addition, each director who is not also an officer or employee of the Company who serves as the Chairman of a committee is paid an annual cash retainer of $1,000. Directors are also paid $700 in cash for attendance at a meeting of either Board of Directors of the Company or Flo-Gas Corporation, a wholly-owned subsidiary ($700 total for both Board meetings if held on the same day) and per meeting cash fees of $500 or $250 for participation in each in-person or telephone committee meeting, respectively, plus reasonable expenses.  Directors who are employees of the Company receive no compensation for attending board meetings or serving on committees.

Members of the Board of Directors are elected to various committees. The current committees of the Board and their respective chairmen are:  Audit Committee, Richard C. Hitchins; Compensation Committee, Rudy E. Schupp; Nominating and Corporate Governance Committee, Paul L. Maddock, Jr; and Executive Committee, John T. English. During 2003, the Audit Committee met five times, and the Compensation Committee and the Nominating and Corporate Governance Committee each met two times.  The Executive Committee met once.

The functions of the Audit Committee, each member of which is independent under applicable American Stock Exchange (“AMEX”) guidelines, are to: (1) be responsible for the selection, retention and termination of the Company's independent auditors; (2) approve in advance the types of professional services for which the Company would retain the independent auditors and consider whether any such service would impair their independence; (3) review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent auditors’ constructive service comments to management; (4) meet as needed with the internal audit firm and review the audit work performed and their recommendations; and (5) provide any additional function it deems necessary in connection with the internal accounting and reporting practices of the Company. Richard C. Hitchins serves as the Audit Committee’s “financial expert,” under applicable SEC rules.

The functions of the Compensation Committee, each member of which is independent under applicable AMEX guidelines, are to: (1) develop an executive compensation policy; (2) review and recommend to the Board of Directors’ adjustments to the salaries of elected executive officers and the annual adjustment to the compensation of all employees; and (3) perform such related duties as may be requested by the Board.

The functions of the Nominating and Corporate Governance Committee, each member of which is independent under applicable AMEX guidelines, are to ensure an effective process for overseeing Board of Director and Board Committee governance aspects and is responsible for assessing tenure and the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken in account in considering individual candidates.  The Nominating and Corporate Governance Committee will consider director nominees submitted by shareholders.  All such recommendations should be submitted to the Company’s Secretary, 401 South Dixie Highway, West Palm Beach, FL 33401.

The functions of the Executive Committee are to exercise the powers of the Board of Directors in the management of the business of the Company when the Board is not in session.

Proposal 2:

Ratification of Appointment of Independent Auditors.

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“SOA”), the Audit Committee of the Board appoints the Company’s independent auditors.  The Audit Committee appointed the certified public accounting firm of BDO Seidman, LLP as independent public accountants to audit the accounts of the Company for the fiscal years ending December 31, 2003 and 2004.   If the shareholders do not ratify the appointment of BDO Seidman, LLP, the appointment will be reconsidered by the Audit Committee.

FEES PAID TO BDO SEIDMAN, LLP AND DELOITTE& TOUCHE, LLP

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by BDO Seidman, LLP (“BDO Seidman”) for the fiscal year ended December 31, 2003 and by Deloitte & Touche, LLP (“Deloitte & Touche”) for the fiscal year ended December 31, 2002 and fees billed for other services rendered by Deloitte & Touche during 2002.

Fiscal Year Ended December 31,		2003	2002
		(BDO Seidman)	(Deloitte & Touche)
Audit Fees		$110,000	$135,000
Audit Related Fees		-	-
Tax Fees		-	9,000
All Other Fees		-	35,000
	Total	$110,000	$179,000

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of BDO Seidman and Deloitte & Touche.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of BDO Seidman, LLP, independent public accountants, has been appointed by the Audit Committee of the Board of Directors to examine the accounts of the Company for the fiscal years ending December 31, 2003 and 2004.   Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors of Florida Public Utilities Company (“FPU”) annually considers the selection of Florida Public Utilities Company’s independent public accountants.  As such, FPU’s Audit Committee, on April 15, 2003, decided to dismiss Deloitte & Touche, LLP as Florida Public Utilities Company’s independent public accountants and to engage BDO Seidman, LLP, as of April 17, 2003, to serve as FPU’s independent public accountants for the year ended December 31, 2003.  The Audit Committee made the determination as part of its responsibility under the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC, which formally charge audit committees of public companies with the responsibility of evaluating, retaining and discharging a company’s independent auditor.

Deloitte & Touche’s reports on Florida Public Utilities Company’s consolidated financial statements as of and for the years ended December 31, 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During years ended December 31, 2001 and 2002, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on FPU’s consolidated financial statements for such years.

Florida Public Utilities Company provided Deloitte & Touche with a copy of the foregoing disclosures.  Deloitte & Touche’s letter, dated April 18, 2003, stating its agreement with the above statements was filed as exhibit 16 to the Company’s current report on Form 8-K, filed with the SEC on April 18, 2003.

During Florida Public Utilities Company’s years ended December 31, 2001 and 2002, FPU did not consult with BDO Seidman, LLP in respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on FPU’s consolidated financial statements.

AUDIT COMMITTEE REPORT

The Board of Directors has determined that the members of the Audit Committee are independent as defined by the American Stock Exchange.

In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) is responsible for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During the fiscal year ended December 31, 2003, the Committee met five times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and Treasurer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impart their objectivity and independence and satisfied itself as to the auditors’ independence.  The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.  The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, with management and the independent auditors.  Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Date:  March 2, 2004

/s/ Richard C. Hitchins

 Richard C. Hitchins

 Chairman

 Paul L. Maddock, Jr.

 Rudy E. Schupp

 Members

Proposal 3:

To consider and vote upon a proposal to approve and adopt an amendment to the Company’s Certificate of Reincorporation, to increase the number of authorized shares of Common Stock from 6,000,000 to 10,000,000 shares.

The Company’s Certificate of Reincorporation presently authorizes the Company to issue 6,000,000 shares of Common Stock, par value $1.50 per share.  At April 1, 2004 there were 3,931,438 shares of Common Stock outstanding; in addition, 88,500 shares were reserved for issuance under the dividend reinvestment plan and 8,750 were reserved for issuance under the employee stock purchase plan.

The resolution to be considered by the shareholders at the Annual Meeting reads as follows:

RESOLVED, that Section 3 of the Company’s Certificate of Reincorporation, in part, shall now read “the maximum number of authorized shares of capital stock is 10,000,000 shares of Common Stock with the par value of $1.50 per share.”

The Board of Directors recommends the approval of this amendment to the Certificate of Reincorporation to increase the number of authorized shares of Common Stock from 6,000,000 to 10,000,000 shares.  The Board of Directors believes it is advisable to authorize additional shares of Common Stock so that there will be sufficient shares available for issuance for purposes that the Board of Directors may determine to be in the best interests of the Company.  Such purposes could include the raising of new capital, the declaration of stock dividends, stock splits and similar distributions, the funding of employee benefits and other compensation plans and other general corporate purposes.

The affirmative vote of the holders of a majority of the outstanding Common Stock of the Company is required to adopt the resolution to be presented at the Annual Meeting of the Shareholders authorizing the amendment of Article 3 of the Certificate of Reincorporation to increase the number of authorized shares of Common Stock from 6,000,000 shares with the par value of $1.50 per share to 10,000,000 shares of the par value of $1.50 per share.  The Board of Directors is of the opinion that the proposed change in the authorized share of Common Stock is in the best interests of the Company and its Shareholders.

Currently, the Company’s Board of Directors is considering issuing approximately 1,000,000 additional shares, assuming the Underwriters’ over-allotment option is not exercised, of Common Stock in a public offering in order to raise additional capital.  Any action by the Board of Directors to approve the public offering of additional shares will depend upon market, financial and other conditions at the time the Board of Directors considers taking such action.    This disclosure of a potential issuance of Common Stock by the Company does not constitute an offer by the Company of any securities for sale.

No additional action or authorization by the Company’s shareholders would be necessary prior to the issuance of the additional authorized shares, subject, however, to prior authorization by the Florida Public Service Commission.

The Company's shareholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and shareholdings of current shareholders.

The proposal could have an anti-takeover effect by rendering it more difficult or by discouraging a merger, tender offer, proxy contest or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF REINCORPORATION.  Proxies solicited by management will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of April 1, 2004:

		Amount and Nature	Percent
Title		of Beneficial	of
of Class	Name of Beneficial Owner	Ownership	Class

Common	Atlee M. Kohl	221,199 Trusts (1)	5.6%
	3007 Skyway Circle North
	Irving, TX 75038

Common	Gabelli Funds Inc. et al	381,000 Direct	9.7%
	One Corporate Center
	Rye, New York 10580-1434

(1)

Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive powers for 53,200 shares, 80,000 shares, 80,000 shares and 7,999 shares owned by Woodland Investment Company, Nicole Kohl Gift Trust, Woodland Investment Trust and the Nicole F. and Atlee Kohl Family Foundation, respectively.

The following executive officers of the Company individually and beneficially owned common stock of the Company as set forth opposite their respective names:

			Securities Owned
			Shares of Common Stock
Name, position, and Principal Occupation for Last Five Years	Age	First Became an Officer	Beneficial Ownership	Percent of Class
Charles L. Stein	54	1993	7,708	Less than 1%
Senior Vice President & COO
Senior Vice President 1997 – Present
Chief Operating Officer 2001 – Present

Jack R. Brown *	69	1988	28,533	Less than 1%
Vice President & Secretary
Treasurer 1988 - 2000
Vice President 2001 - 2003
Corporate Secretary 1995 - 2003

George M. Bachman Treasurer, CFO & Corporate Secretary	44	2001	3,969	Less than 1%
Corporate Secretary 2004 – Present
Chief Financial Officer 2001 - Present
Treasurer 2001 – Present

Mr. Bachman was Controller from 1996 preceding his appointment as Chief Financial Officer and Treasurer. There are no family relationships between executive officers and directors. All executive officers are appointed for a one-year term.

* Mr. Brown retired January 30, 2004.

All directors and executive officers as a group (8 individuals) beneficially owned 282,879 shares (7%) of common stock of the Company.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of   beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership.  Such persons are also required by SEC regulations to furnish the Company with copies of such reports.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 2003, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).

EXECUTIVE OFFICER COMPENSATION

The following table summarizes the annual compensation paid to the Company’s executive officers whose total annual compensation exceeded $100,000 for the three fiscal years ended 2003:

SUMMARY COMPENSATION TABLE
Name and		Annual Compensation
Principal Position	Year	Salary	Bonus

John T. English	2003	$203,944	$22,372
President and Chief	2002	$198,000	$24,489
Executive Officer	2001	$180,000	-

Charles L. Stein	2003	$154,523	$16,582
Senior Vice President and	2002	$150,000	$17,937
Chief Operating Officer	2001	$140,000	-

Jack R. Brown *	2003	$139,063	$12,808
Vice President and	2002	$135,000	$15,418
Secretary	2001	$128,000	-

George M. Bachman	2003	$130,000	$13,108
Chief Financial Officer	2002	$116,000	$14,212
and Treasurer	2001	$104,998	-

The Company had no stock option plan, long-term incentive plan or any other form of additional executive compensation during the three-year period ended December 31, 2003.

* Mr. Brown retired January 30, 2004.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

On June 1, 2003 the Company renewed the severance agreements with executive officers under which payments will be made under certain circumstances following a change in control of the Company.  A change in control means in general, the acquisition by any person of 20% or more of the Common Stock or the change in a majority of the directors.  The agreements provide that the assignment to the officer of any duties not consistent with his present position or a change in job title or office, or any failure to re-elect the officer to any position held on the date of the change in control; or a reduction in salary or the discontinuance of any bonus or specific stock option plans in effect on the date of the change in control; or a change in geographical location which results in a relocation of the officer’s position to some place in excess of fifty miles distance from its present location,  or which requires travel in excess of the officer’s current normal business travel, that the Company will make a lump sum severance payment to the officer of approximately three times the annual salary and taxable fringe benefits.  Each agreement also provides that if it becomes necessary for the officer to incur legal expenses to enforce his rights under the agreement, the Company will reimburse the officer an amount equal to twice the total amount of all legal expenses incurred by the officer to successfully enforce his rights under the agreement.  All agreements currently in effect will expire on May 31, 2006.  All agreements provide that in the event of a change in control, the term shall be automatically extended for three years, commencing on the effective date of the change in control.

EMPLOYEE STOCK PURCHASE PLAN

This Plan was approved by the shareholders on April 19, 1966. It provides that eligible employees of the Company who participate in the Plan may save regularly by payroll deductions and twice each year use these savings to purchase common stock of the Company at a price of 85% of the closing price on the American Stock Exchange on the date such option is granted, or on the last preceding day such quotation is available. The maximum allowable amount of payroll deduction is 15% of the employee's regular pay. In 2003, cash credits for purchases under the Plan amounted to $3,574 for John T. English. Future cash credits for Mr. English will be based on the number of shares purchased, option price, fair market value and whether the Plan continues in effect.

RETIREMENT PLAN

The Company maintains a defined benefit pension plan for substantially all employees. Plan benefits are based on an employee's years of credited service and average plan compensation during their highest three consecutive years in their last ten years of service. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

AVERAGE FINAL COMPENSATION DURING THE MEMBER’S HIGHEST 3 OF THE LAST 10 YEARS OF CREDITED
	ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 OF A NEW PLAN MEMBER FOR REPRESENTATIVE YEARS OF SERVICE

SERVICE	15 YEARS	20 YEARS	25 YEARS	30 YEARS	35 YEARS	40 YEARS
$ 20,000	$ 4,500	$ 6,000	$ 7,500	$ 9,000	$ 10,500	$ 12,000
40,000	9,000	12,000	15,000	18,000	21,000	24,000
60,000	13,500	18,000	22,500	27,000	31,500	36,000
80,000	18,800	24,000	30,000	36,000	42,000	48,000
100,000	26,100	33,500	40,900	48,500	56,500	64,600
120,000	33,500	43,300	53,200	63,200	73,700	84,200
140,000	40,800	53,100	65,400	77,900	90,800	103,800
160,000	48,200	62,900	77,700	92,600	108,000	123,400
180,000	55,500	72,700	89,900	107,300	125,100	143,000
200,000	62,900	82,500	102,200	122,000	142,300	162,600
220,000	64,700	85,000	105,200	125,700	146,600	167,500

Compensation under the plan is the regular salary paid to an employee for service rendered to the Company, including commissions but excluding any bonuses and pay for overtime or special pay.  Mr. English, Mr. Stein, Mr. Brown and Mr. Bachman have completed 30, 24, 16 and 19 years, respectively, of credited service in the plan.

The benefits shown in the above table are straight-life annuity amounts.  They are not subject to any deduction for Social Security or other offset amounts. The benefit formula is dependent in part on each employee's Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.

COMPENSATION COMMITTEE REPORT

The Company's Executive Compensation Committee’s philosophy is to establish and maintain appropriate executive compensation levels, including those for the Chief Executive Officer, to be comparable to the compensation practices of other publicly owned regulated utilities of similar size.  The Compensation Committee establishes and administers the Company's executive compensation program to achieve objectives which support the long-term success of the Company. These objectives include the ability to attract and retain high caliber executives, to motivate and reward executive and Company performance, and to align the interests of executives with those of the Company's shareholders.  The recommendations of the Committee are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.

The Compensation Committee is comprised of three members appointed by the Board of Directors. All current members are directors who are not, and have not been, employees of the Company. The Committee is responsible for reviewing and making recommendations regarding the executive officers’ compensation package, the annual adjustment to the compensation of all employees, directors’ compensation, the defined benefit pension plan and the 401(k) plan.  The Compensation Committee periodically directs management to perform a study of executive and director compensation levels in order to establish compensation ranges. The studies are based on comparable positions in companies from the small electric, gas and combination regulated utility sector using publicly available information and operational data from other publicly owned utility companies similar to the Company.  The comparable company group is not used as an index for the corporate performance graph included as a part of this Proxy Statement.

The Company's executive compensation program contains no non-cash incentive components such as stock options, excess pension awards or long-term incentive plans.  All executives are covered by the Company's non-contributory defined benefit pension plan, as set forth in another section of this Proxy Statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions applicable to all employees.  To date, the Company has not provided a match for the 401(k) plan.

Date:  March 2, 2004

/s/ Rudy E. Schupp

 Rudy E. Schupp

 Chairman

 Richard C. Hitchins

 Paul L. Maddock, Jr.

 Members

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Board of Directors’ Compensation Committee are Rudy E. Schupp (Chairman), Richard C. Hitchins and Paul L. Maddock, Jr.  None of the members of the Compensation Committee are a current or former officer or employee of the Company or its subsidiary, or has any relationship requiring disclosure under Item 404 of Regulation S-K.  In addition, no executive officer or director of the Company serves on the Board of Directors or Compensation Committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change and the cumulative total of shareholder return on the Company’s common stock with the cumulative return on the Russell 2000 Index (Russell 2000) and Standard & Poor’s Utilities Index (S&P Utilities) for the last five calendar years.    These comparisons assume the investment of $100 in the Company’s common stock and each of the indices on January 1, 1998 and the reinvestment of dividends.  The stock price performance shown in the graph below should not be considered indicative of future stock performance.

	1998	1999	2000	2001	2002	2003
Florida Public Utilities Co.	$100.00	$104.17	$103.97	$118.09	$142.22	$154.50
Russell 2000	$100.00	$121.26	$117.60	$120.53	$ 95.84	$141.13
S&P Utilities	$100.00	$ 91.10	$145.49	$101.26	$ 73.85	$114.96

SHAREHOLDER PROPOSALS

Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting Proxy Statement must submit their proposals so that they are received at the Company’s corporate office no later than the close of business December 23, 2004.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. It is suggested that proponents submit their proposals by certified mail, return receipt requested.  No shareholder proposals were received for inclusion in this Proxy Statement.

COMMUNICATING WITH THE COMPANY’S BOARD OF DIRECTORS

Shareholders can communicate with the members of the Company’s Board of Directors by writing to:  Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  At each Audit Committee meeting, the Corporate Secretary presents a summary of communications, excluding “junk mail,” as determined by the Corporate Secretary, received since the last meeting, and makes the communications available to the directors on request.

ANNUAL REPORTS

The financial statements and auditors' opinion are contained in the Company's Annual Report for the year ended December 31, 2003, which has been mailed to all shareholders of the Company.

PRE-APPROVAL OF SERVICES BY THE INDEPENDENT AUDITOR

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor, BDO Seidman, LLP.  The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by BDO Seidman.  Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by BDO Seidman which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law.  The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by BDO Seidman which are not encompassed by the Audit Committee’s pre-approval and not prohibited by law, provided that the Chair shall report any decisions to pre-approve such services to the Audit Committee at its next regular meeting.  None of the engagements pre-approved by the Audit Committee during 2003 made use of the de minimus exception to pre-approval contained in the applicable rules of the SEC.

COMMITTEE CHARTERS

As part of the commitment of the Company and the Board of Directors to maintain good governance practices, the Audit Committee periodically reviews its Charter and recommends to the Board changes to the Charter.  The Board adopted changes to the Charter in August 2003 and in March 2004.  The Company’s current Audit Committee Charter is attached hereto as Appendix A.

 The Company adopted the Nominating and Corporate Governance Committee Charter at the March 2, 2004 Board meeting.

The Audit Committee Charter and the Nominating and Corporate Governance Committee Charters are included as an Exhibit to the Company’s Form 10-K for 2003 and are also included on the Company’s website, www.FPUC.com, under the caption “About Us”.

RELATED PARTY TRANSACTIONS

There were no relationships or related party transactions with respect to the Company during the fiscal year ended December 31, 2003 that would require disclosure pursuant to Item 404 of Regulation S-K.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Company encourages all of its directors to attend its Annual Meeting of Shareholders. Two Board members of the Company’s then-current directors attended the 2003 Annual Meeting of Shareholders.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer.  A copy of the Company’s Code of Ethics can be found on the Company’s website at www.FPUC.com under the caption “About Us”.  The Company intends to disclose future amendments to the Code of Ethics, as well as any waivers thereof, on the Company’s website to the extent permissible by the rules and regulations of the SEC and any exchange upon which the Company’s stock may be listed.

DISCRETIONARY AUTHORITY

The Company has no knowledge of any business to be brought before the Annual Meeting other than that which is specified in the notice of such meeting or may arise in connection with or for the purpose of affecting the same. Should any other business properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

ANNUAL MEETING OF SHAREHOLDERS OF

FLORIDA PUBLIC UTILITIES COMPANY

May 25, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Richard C. Hitchins
○ Rudy E. Schupp

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.